 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2022
The Pennant Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38900	83-3349931

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 E Riverside Drive, Suite 150,
Eagle, ID 83616

(Address of principal executive offices and Zip Code)
Registrant's telephone number, including area code: (208) 506-6100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PNTG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On January 27, 2022, affiliates of The Pennant Group, Inc. (the “Company”), entered into certain operations transfer agreements (collectively, the “Transfer Agreements”) with affiliates of The Ensign Group, Inc. (“Ensign”), providing for the transfer of the operations of five senior living communities (the “Transaction”). The Transfer Agreements require one of the transferors to place in escrow $6.5 million to cover post-closing capital expenditures and operating losses related to one of the communities. The closing of the Transaction is anticipated to occur in the first half of 2022, subject to receipt of applicable regulatory approvals and satisfaction of other customary closing conditions set forth in the Transfer Agreements.

In 2019, Pennant and Ensign completed a transaction in which Ensign contributed all of its home health and hospice and substantially all of its senior living businesses into Pennant, and Pennant was spun out into a public company. Pennant currently leases senior living communities from subsidiaries of Ensign and receives certain services from Ensign.

The foregoing description of the Transfer Agreements does not purport to be complete and is qualified in its entirety by reference to the Transfer Agreements, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference in this Item 1.01. The Transfer Agreements have been included as an exhibit hereto solely to provide investors and security holders with information regarding their terms. They are not intended to be a source of financial, business or operational information about the Company, Ensign, or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Transfer Agreements are made only for purposes of the Transfer Agreements and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Transfer Agreements, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as fact; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Ensign, or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transfer Agreements, which subsequent information may or may not be fully reflected in public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary and qualifying statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company regarding the Transfer Agreements and the Transaction is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1*	Form of Operations Transfer Agreement, dated as of January 27, 2022, entered into by affiliates of the Company and affiliates of Ensign for the transfer of five senior living communities.
99.1	Press release dated January 27, 2022
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.
*	Schedules and exhibits have been omitted pursuant to Item 601 of Regulation S-K. The Company hereby undertakes to furnish supplementally a copy of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2022	THE PENNANT GROUP, INC.
	By:	/s/ JENNIFER L. FREEMAN
Jennifer L. Freeman
Chief Financial Officer